UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 12, 2010

CORTLAND BANCORP
 (Exact name of registrant as specified in its charter)

Ohio	000-13814	34-1451118
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

194 West Main Street, Cortland, Ohio	44410
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 637-8040

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On January 12, 2010, the Board of Directors of Cortland Bancorp (the “Company”) and the Cortland Savings and Banking Company (the “Bank”) announced the appointment of David J. Lucido as Senior Vice President and Chief Financial Officer of the Company and the Bank, effective January 18, 2010. The Bank has agreed to pay Mr. Lucido an annual base salary of $129,000.

There are no arrangements or understandings between a director or executive officer of the Company or the Bank and Mr. Lucido pursuant to which he was elected an executive officer of the Company and the Bank. No directors or executive officers of the Company or the Bank are related to Mr. Lucido by blood, marriage, or adoption. Mr. Lucido has not engaged in any transactions with the Company or any of its subsidiaries that would be required to be reported under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

Also on January 12, 2010, the Board of Directors of the Company and the Bank approved a revised organizational structure for the executive management team and a new slate of officers, effective January 13, 2010. The Executive Management team under the revised organizational structure for the Company and Bank is now comprised of President and Chief Executive Officer James M. Gasior, Executive Vice President and Chief Operating Officer Timothy Carney, and Senior Vice President and Chief Financial Officer David Lucido. The Executive Management position of Senior Vice President and Chief Lending Officer will be filled upon completion of a candidate search and appointment by the Board of Directors.

As part of the revised organizational structure, Messrs. Danny L. White, Stephen A. Telego, Sr., and Craig Phythyon were reassigned as Vice Presidents with the Bank rather than Senior Vice Presidents with the Company and the Bank. Mr. White, age 58, was appointed as Vice President of the Bank. Mr. White previously served as Senior Vice President and Chief Lending Officer of the Company since April 22, 2008. He was also Senior Vice President and Chief Lending Officer of the Bank and served in this capacity since 2005. Until a successor is appointed to the Senior Vice President and Chief Lending Officer position, Mr. White will serve as interim Chief Lending Officer. An active search to fill this vacancy is currently in process.

Stephen A. Telego, Sr., age 56, was appointed as Vice President and Human Resource Director of the Bank. Under the prior organizational structure, Mr. Telego served as Senior Vice President and Director of Human Resources of the Company since April 22, 2008, and as Senior Vice President and Director of Human Resources for the Bank since 1997. Mr. Telego was elected as Corporate Administrator of the Bank in 2005.

Finally, Craig Phythyon, age 48, was appointed as Vice President and Assistant Controller of the Bank. Mr. Phythyon previously served as Senior Vice President, Chief Investment Officer, and Treasurer of the Company and the Bank since November, 2005.

For additional information, reference is made to the Company’s press release dated January 19, 2010, which is attached hereto as Exhibit 99.1 and incorporated herein by reference. The press release attached hereto is being furnished to the Securities and Exchange Commission and shall not be deemed to be “filed” for any purpose except as shall be expressly set forth by specific reference to such filing in other filings of the Company into which it may be incorporated.

Item 9.01(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	January 19, 2010 press release

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cortland Bancorp

Date: January 19, 2010	/s/ James M. Gasior
James M. Gasior
President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
99.1	January 19, 2010 press release